                                             EXHIBIT (10)(iii) 23


            CENTRAL HUDSON GAS & ELECTRIC CORPORATION

                  MANAGEMENT INCENTIVE PROGRAM


          WHEREAS, effective with the fiscal year beginning
January 1, 1991, the Company established a Management Incentive
Program ("MIP") as part of the Company's Savings Incentive Plan
("SIP"); and

          WHEREAS, effective April 1, 1994, the SIP was amended and restated and the MIP was continued as a separate program; and

          WHEREAS, the Company proposes to amend and restate the MIP by this instrument;

          NOW, THEREFORE, the Company hereby amends the MIP, effective as of April 1, 1994, to read as amended as follows:

I.   General
          The MIP shall be a cash bonus program ("Incentive Award") based on meeting an "Incentive Goal" (as described below). The MIP's purpose is to provide an added incentive to management employees for meeting or exceeding the Company's commitments to its customers, shareholders and employees.

II.  Eligibility
          All management employees are eligible to receive an Incentive Award except (i) the Chairman of the Board and Chief Executive Officer, the President and Chief Operating Officer and any other officer(s) which the Chairman shall determine from time to time, (ii) temporary employees and (iii) those employees whose employment is terminated in a year in which an Incentive Award is made unless such termination is a retirement.

III. Incentive Goal
          The Incentive Goal will be established during the first quarter of each year by the Board of Directors and thereafter announced to the Company's management employees. The Incentive Goal currently in effect shall be attached hereto as Exhibit A.

IV.  Incentive Award
          After the audited financial results of the Company for a fiscal year ("Fiscal Year") have been made public, the Board of Directors of the Company shall determine whether or not the Incentive Goal has been met for the Fiscal Year, which determination shall be final. The method for determining the amount of the Incentive Award currently in effect shall be set forth in Exhibit A.

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          If the Incentive Goal for the Fiscal Year has been met,
the Incentive Award shall be paid (subject to applicable payroll taxes) to those management employees determined to be eligible pursuant to Paragraph II hereof as soon as practicable after such determination by the Board of Directors. The aggregate of the Incentive Award will be allocated among and be paid to each such eligible management employee in the same proportion that each such employee's base compensation for the Fiscal Year bears to base compensation paid to all such eligible management employees for that Fiscal Year. Each employee's base compensation up to a maximum of $150,000 shall be considered in the determination of an Incentive Award.

          IN WITNESS WHEREOF, the undersigned Chairman of the Board and Chief Executive Officer of Central Hudson Gas &
Electric Corporation has signed this instrument this 15th day of March, 1995 as duly authorized by resolution of the Board of Directors.



                                       JOHN E. MACK, III
                                 Chairman of the Board and
                                  Chief Executive Officer


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    EXHIBIT A - Incentive Goal and Award Currently in Effect

I.   Incentive Goal
          The Company must have exceeded the rate of return on the Company's Common Equity then authorized by the New York Public Service Commission with respect to the Company's electric and gas departments for the fiscal year in question. If the rate of return is different for said departments, a weighted average of such returns shall be used. In the event a new rate of return becomes effective during (but not at the beginning of) a fiscal year, a rate of return shall be developed for the Incentive Goal for that (but only that) fiscal year using a weighted average of the prior and new rates of return, and after such fiscal year the new rate of return shall be the Incentive Goal until changed by a subsequent authorized rate of return.

II.  Incentive Award
          The Incentive Award shall be determined as follows:

               $15,000 for each .01% by which the Incentive
               Goal is exceeded, provided that the excess is equal to or greater than 0.1%.

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